2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s First Quarter 2024 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

3  Earnings available for distribution* of $0.64 per average common share for the quarter  Book value per common share of $19.73  Declared quarterly common stock cash dividend of $0.65 per share  Economic return of 4.8% for the first quarter  Total portfolio of $73.5 billion, including $64.7 billion in highly liquid Agency MBS strategy, which represents 88% of total assets(4) and 59% of dedicated capital  During the quarter, Annaly’s Agency portfolio decreased modestly while we continued to rotate up in coupon into high-quality specified pools  Hedge ratio decreased from 106% to 97% given maturity of short-term swaps; new hedges were placed further out the yield curve  Annaly’s Residential Credit portfolio increased 4% in the first quarter to $6.2 billion on continued record growth of our correspondent channel, including $3.7 billion of quarterly lock volume and $2.4 billion of whole loans purchased, the vast majority which were acquired via the correspondent channel  Annaly’s MSR portfolio was relatively unchanged quarter-over-quarter with $2.7 billion in assets(4), now representing 20% of dedicated capital  Economic leverage* of 5.6x, down from 5.7x in the fourth quarter  $6.2 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $3.5 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall(2) of Prime Jumbo and Expanded Credit MBS, pricing 8 residential whole loan securitizations totaling $3.8 billion in proceeds since the beginning of 2024(3)  Weighted average days to maturity for repurchase agreements decreased to 43 days from 44 days in the prior quarter  Annaly Residential Credit Group added $300 million in credit facility capacity during the quarter; total warehouse capacity across both Annaly’s MSR and Residential Credit businesses of $3.9 billion, including $1.25 billion of committed capacity  Financing costs increased modestly with average GAAP cost of interest-bearing liabilities of 5.40%, up 3 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.78%, up 36 basis points quarter-over-quarter Source: Company filings. Financial data as of March 31, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

4 Earnings per Share Earnings Available for Distribution*GAAP Book Value per Share Dividend per Share Dividend Yield(1) Net Interest Margin (ex. PAA)* Total Portfolio(2) Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position of cash and unencumbered Agency MBS of total assets available for financing(4) Total Hedge Portfolio(5) Hedge portfolio, down from $69bn in Q4’23, as maturing short-term hedges were replaced with new hedges further out the yield curve Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of March 31, 2024, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 5.7x 5.6x Q4 2023 Q1 2024 4.64% 4.87% Q4 2023 Q1 2024 3.42% 3.78% Q4 2023 Q1 2024 Agency 59% MSR 20% ARC 21% 1.58% 1.43% Q4 2023 Q1 2024 106% 97% Q4 2023 Q1 2024

Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae 5 Assets(1) Capital(2) Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee Assets(1) Capital(2) Source: Company filings. Financial data as of March 31, 2024. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Assets(1) Capital(2)

Illustrative Returns & Market Dynamics Across Annaly's Investment Strategies

In the current environment, Annaly's diversified housing finance strategies offer attractive new money returns

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	14%–16%	12%–15%	12%–14%
Key Market Dynamics & Commentary	▪ Mortgage spreads remain attractive on an absolute and relative basis and offer new money returns above historical averages ▪ Eventual Federal Reserve easing of monetary policy should support Agency MBS by broadening the investor base and decreasing volatility ▪ Convexity and prepay risk of the outstanding MBS market remains low ▪ Financing conditions remain robust with significant demand for the front end of the curve	▪ Home price appreciation remains above trend, up 4.6% year-over-year[2], given tight inventory/ borrower "lock-in" effect ▪ Mortgage delinquencies of 3.3%[3] remain at historically low levels given ample borrower equity and a healthy labor market ▪ Residential credit spreads tightened in Q1 driven by fixed income inflows and positive risk sentiment ▪ Whole loan acquisition and OBX securitization strategy offers mid-teens market returns with modest recourse leverage	▪ Recent higher-than-expected returns earned on MSR have been driven by fundamental asset performance including slower-than-anticipated prepayment speeds ▪ Healthy supply expected for the balance of 2024 as we expect continued pressure on non-bank origination profitability ▪ New money MSR returns and share of MSR valuation due to float income have increased in 2024 given expectations of "higher for longer" rate environment and growth in escrow balances
Annaly's Positioning	▪ Annaly has maintained a conservative economic leverage position with significant liquidity ▪ We have continued to rotate the portfolio up in coupon with a focus on higher quality, prepay protected collateral ▪ Diversified hedge portfolio should continue to provide book value stability ▪ Agency CMBS position accretive to overall portfolio returns while improving convexity	▪ Onslow Bay correspondent channel continues to generate record whole loan production while offering an attractive acquisition basis ▪ Credit discipline remains a focus in the current environment; locked pipeline exhibits FICO of 750+ and LTV of ~68% ▪ OBX is one of the largest and most liquid sponsors of residential credit securitizations ▪ Third party securities remain less attractive than whole loan strategy given spread tightening	▪ Annaly continues to be highly selective in our MSR strategy, favoring the stability of low coupon MSR – Focus is expected to remain on collateral with strong credit and minimal convexity risk ▪ Annaly is uniquely positioned as a synergistic buyer to originators and servicers ▪ Annaly has recapture and cross-selling agreements in place with strategic partners

Source: Company filings. Financial data as of March 31, 2024. Market data as of April 18, 2024, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
6

Onslow Bay's Differentiated Platform Driving Value Across Housing Finance

Onslow Bay has established itself as an industry leader in the Residential Credit and MSR markets

	Residential Credit	MSR
Scaled Platform	▪ Largest non-bank issuer of Prime Jumbo & Expanded Credit MBS since the beginning of 2024[1] – Correspondent channel is one of the largest platforms in the expanded credit market with more than 200 originators onboarded – Accretive acquisition basis given extensive infrastructure	▪ 12th largest Agency MBS Servicer[2] in the first quarter, up from 15th largest in the fourth quarter – Unique, strategic network of MSR sellers, sub-servicers and recapture partners given our deep and stable commitment of noncompetitive capital
Financing Advantage	▪ Programmatic securitization provides term, non-mark-to-market, non-recourse financing ▪ Total warehouse capacity of $2.65 billion across seven distinct lenders with staggered renewal dates – Added $300 million in credit facility capacity during the quarter, including expanded product offerings and a non-mark-to-market component	▪ $1.25 billion of dedicated MSR warehouse financing, $650 million of available capacity at quarter end ▪ Excess liquidity from Agency portfolio supports MSR leverage at significantly reduced cost relative to warehouse financing
Continued Growth	▪ $2.4 billion whole loan purchases in the first quarter, up 35% quarter-over-quarter; nearly all sourced via the correspondent channel ▪ Eight securitizations totaling $3.8 billion in proceeds[3] priced since the beginning of 2024 ▪ OBX securitizations in the first quarter represent more than 10% of total Non-Agency issuance[4]	▪ MSR portfolio has grown 47% year-over-year predominantly through bulk MSR purchases – Have recently begun purchasing MSR through flow channels ▪ Settled $17 billion of MSR UPB year-to-date ▪ Subsequent to quarter end, added one low note rate bulk package for $117 million[5]
Strong Credit	▪ Original FICO of 757 and Original LTV of 69% – Lowest delinquencies (D60+) among Top 10 largest Non-QM Issuers[6]	▪ Original FICO of 757 and Original LTV of 69% – Delinquencies (D60+) of 30bps

Note: Data as of March 31, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
7

Note: Data as of April 18, 2024, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 8  The U.S. economy remained robust in the first quarter, with growth and labor market data coming in better than expected, suggesting the economy can continue to withstand elevated Federal Funds rate levels  Driven by the service sector, inflation rebounded after more muted readings in 2H23, with core PCE running at rates closer to 3.5% annualized in Q1  Considering the macro landscape, Federal Reserve (“Fed”) officials have signaled their preference for holding interest rates at current levels and waiting for inflation to slow − However, the Fed is expected to announce a slowdown in quantitative tightening for Treasuries fairly soon, which should result in less debt supply to the private market and potentially stabilize bank deposit growth  Interest rate markets lowered expectations for monetary easing this year, moving from the equivalent of six 25 basis points rate cuts that were priced at the beginning of the quarter to less than two currently 0 1 2 3 4 5 6 7 0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 2021 2022 2023 2024 month-over-month, % (lhs) year-over-year, % (rhs) Core PCE Change(2), % 0 250 500 750 1,000 2021 2022 2023 2024 Change month-over-month 3m moving avg Change in non-farm payrolls(1), '000 3.75% ~6.5 cuts 4.87% ~2 cuts 0 1 2 3 4 5 6 01/01/22 07/01/22 01/01/23 07/01/23 01/01/24 07/01/24 01/01/25 Dec. 31, 2023 Forwards April 18, 2024 Forwards Federal Funds Target Rate(3), % Expected development based on interest rate forwards (4)

10  Annaly’s Agency portfolio is made up of high quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional bilateral repo and proprietary broker-dealer repo  Agency MBS spreads tightened modestly during the quarter as a result of declining volatility and an improved technical environment, despite a selloff in rates  MBS supply was muted, while bank demand increased; quarterly fixed income inflows to mutual funds/ETFs were at the highest level in two years(1)  Prepayments remained subdued given elevated rates, low refinancing incentive for outstanding mortgages and seasonal factors(2)  Agency CMBS outperformed given strong supply/demand technicals Source: Company filings. Financial data as of March 31, 2024. Market data as of April 18, 2024, unless otherwise noted. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. ‘ ‘ ‘ 0% 25% 50% 75% 100% 2020 2021 2022 2023 '24 Within 30 30-120 days Over 120 Agency Funding Composition, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 '24 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2020 2021 2022 2023 '24 Pools TBA NLY Specified Pools and TBA Holdings, %

11 Note: Financial data as of March 31, 2024. Percentages based on fair market value and may not sum to 100% due to rounding. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.  Annaly’s Agency Portfolio: $64.7 billion in assets at the end of Q1 2024, a slight decrease of 2% compared to Q4 2023  Portfolio activity was focused on the continued rotation up in coupon through the addition of high-quality specified pools, while modestly increasing TBA exposure − Annaly ended the quarter with 56% of the portfolio in 5.0% coupons and higher, up from 48% in the prior quarter  We have maintained a conservative hedge position, as seen through our 97% hedge ratio, continuing to favor swaps over Treasuries, and added hedges at the intermediate and long end of the yield curve as shorter-term hedges matured  In the first quarter, Annaly’s MBS portfolio prepaid 6.0 CPR, down from 6.3 CPR in Q4 2023, yet was 1.8 CPR faster than the MBS universe; prepays are expected to increase in the second quarter due to seasonal factors 30yr 93% ARM/HECM <1% ACMBS 6% IO/IIO/CMO <1% 15yr <1% 20yr <1% High Quality 47% Medium Quality 23% Other Call Protected 13% WALA 6% Generic/ Other 11% <=2.5% 2% 3.0% 5% 3.5% 11% 4.0% 12% 4.5% 14% 5.0% 18% 5.5% 19% >=6.0% 19%

Residential Credit | Business Update

Annaly's Residential Credit portfolio grew modestly in the quarter driven by record loan production through the correspondent channel

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with 59 deals comprising nearly $23.8 billion of issuance priced since the beginning of 2018[(1)]
- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Continued expansion of whole loan sourcing capabilities through the Onslow Bay correspondent channel
- Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Modest use of balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- The Non-Agency RMBS market experienced spread tightening in the first quarter given increased issuance and strong investor demand
- Non-QM AAA and CRT spreads (investment grade and non-investment grade) were ~35 basis points and ~70 basis points tighter during the quarter, respectively
- The Zillow Home Price Index was up 0.4% month-over-month in March, and up 4.6% year-over-year[(2)] on continued supportive housing fundamentals and muted supply
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 61% compared to 69% original LTV
- Annaly's credit strategy continues to maintain the lowest delinquencies (D60+) across the Top 10 Non-QM issuers[(3)]

Cumulative Loan Locks ($mm)



$1,696
$2,853
$4,039
$4,952
$5,949
$7,452
$9,841
$12,541
$16,287
$3.7bn
Record Quarterly Loan Lock Volume
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

2024 YTD Securitizations of $3.8 Billion

Amount	Deal	Type / Date
$414 Million	OBX 2024-NQM1	Non-QM | January 2024
$496 Million	OBX 2024-NQM2	Non-QM | January 2024
$412 Million	OBX 2024-HYB1	Hybrid ARM | February 2024
$440 Million	OBX 2024-NQM3	Non-QM | February 2024
$592 Million	OBX 2024-NQM4	Non-QM | March 2024
$398 Million	OBX 2024-HYB2	Hybrid ARM | March 2024
$575 Million	OBX 2024-NQM5	Non-QM | April 2024
$441 Million	OBX 2024-NQM6	Non-QM | April 2024

Source: Company filings. Financial data as of March 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 12

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $6.2 billion in assets[1] at the end of Q1 2024, up 4% from Q4 2023
  - Consists of a $4.6 billion securities portfolio and a $1.6 billion whole loan portfolio[1]
- Record quarter of whole loan settlements with approximately $2.4 billion[2] of loans purchased across both Onslow Bay and our joint venture, up 35% quarter-over-quarter and up nearly 3x year-over-year
- Expanded credit correspondent channel pipeline remains robust and high-quality as of quarter end with $2.0 billion in loans, up 20% quarter-over-quarter, exhibiting a weighted average LTV of 68% and a weighted average FICO of 753
- Annaly has priced eight securitizations since the beginning of 2024 totaling $3.8 billion in proceeds[3], representing record issuance, up more than 2x year-over-year
  - Securitization strategy has resulted in $13.7 billion of OBX debt outstanding at an average cost of funds of 4.7%[4]

Total Dedicated Capital: $2.4 billion[5]

Sector Type[6][7]



CRT 15%
OBX Retained 28%
Prime 1%
Alt A 2%
Subprime 4%
NPL 7%
RPL 13%
Prime Jumbo 4%
WL 26%

Coupon Type[6]



ARM 3%
IO 7%
Floating 15%
Fixed 55%
Fixed Duration <2yrs 20%

Rating



Investment Grade 38%
Unrated 38%
Non-Investment Grade 24%

Note: Financial data as of March 31, 2024, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
13

MSR | Business Update

MSR valuations improved in the first quarter given the increase in interest rates and robust sponsorship of the market

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower discount prepayment speeds
- As an established and scaled servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Portfolio consists of low coupon, high quality conventional MSR[2]

Market Trends

- Bulk volumes remained high in the first quarter, though were down from elevated levels seen in the fourth quarter
  - Supply from non-bank originators expected to remain robust throughout 2024[1]
  - Demand remains healthy from a diversified broad-based buyer group, including banks, non-banks and private equity
- MSR valuations rose in the first quarter given the current rate environment; float income remains highly accretive

Top Conventional MSR Purchasers[3]

Onslow Bay ranked second in MSR settlements in 2024

Rank	Buyer	UPB ($bn)
1	Mr. Cooper	31.2
2	Onslow Bay Financial	17.0
3	Lakeview	13.1
4	Nexus Nova	3.5
5	Provident	2.8
6	Mission Servicing RE	2.7
7	Grander Mortgage	1.9
8	The Money Source	1.6
9	Gateway Servco	1.3
10	PNC	1.0

Annaly MSR Valuation and Prepayment Speeds[4]

(Excludes Interests in MSR / MSR of LP Interest)



5.34x
5.52x
5.66x
5.45x
5.57x
2.5% 2.4% 2.7%
3.2% 3.7% 3.9%
4.0% 4.0% 3.7%
3.5% 3.0% 2.9%
2.6% 2.7% 3.0%
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
MSR Multiple
3M CPR

Source: Company filings. Financial data as of March 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 14

MSR | Portfolio Summary

Annaly's MSR portfolio continues to exhibit highly stable cash flows with strong credit quality

- Annaly MSR Portfolio: $2.7 billion in assets at the end of Q1 2024, in line with the prior quarter and up 47% year-over-year
  - Portfolio experienced modest mark-to-market gains throughout the quarter
- With the lowest WAC among the top 20 servicers[1], Annaly continues to exhibit historically low prepays while maintaining pristine credit quality as delinquencies decreased ~20 bps quarter-over-quarter
- Onslow Bay settled $17.0 billion in UPB of previously announced MSR purchases in the first quarter
- As of the end of the first quarter, MSR represented 20% of Annaly's dedicated equity capital[2]

Total Dedicated Capital: $2.3 billion

Annaly MSR Holdings (Market Value, $mm)



$1,233
$124
$1,108
$1,735
$123
$190
$1,421
$1,896
$40
$151
$1,705
$1,787
$39
$1,748
$1,830
$39
$1,791
$2,182
$37
$126
$2,019
$2,271
$36
$2,235
$2,675
$35
$518
$2,122
$2,685
$34
$2,651
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

	Q4'23[3]	Q1'24
Portfolio Summary		
Market Value ($mm)	$2,640	$2,651
UPB ($bn)	$188.3	$185.9
Loan Count ('000)	579	576
Collateral Characteristics		
WAC	3.06%	3.07%
Avg Loan Size ($, '000)	$325	$323
Orig FICO	758	757
Orig LTV	70%	69%
Collateral Performance		
1M CPR	2.7%	3.5%
3M CPR	2.9%	3.0%
D60+	0.5%	0.3%

Source: Company filings. Financial data as of March 31, 2024.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
15

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
GAAP net income (loss) per average common share[(1)]	$0.85	($0.88)	($1.21)	$0.27	($1.79)
Earnings available for distribution per average common share[(1)]*	$0.64	$0.68	$0.66	$0.72	$0.81
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.65
Book value per common share	$19.73	$19.44	$18.25	$20.73	$20.77
Annualized GAAP return (loss) on average equity[(2)]	16.29%	(14.21%)	(20.18%)	5.42%	(28.84%)
Annualized EAD return on average equity*	12.63%	13.76%	12.96%	13.22%	14.82%
Net interest margin[(3)]	(0.03%)	(0.25%)	(0.20%)	(0.15%)	0.09%
Average yield on interest earning assets[(4)]	4.88%	4.55%	4.49%	4.27%	3.96%
Average GAAP cost of interest bearing liabilities[(5)]	5.40%	5.37%	5.27%	5.00%	4.52%
Net interest margin (excluding PAA)[(3)]*	1.43%	1.58%	1.48%	1.66%	1.76%
Average yield on interest earning assets (excluding PAA)[(4)]*	4.87%	4.64%	4.46%	4.22%	3.96%
Average economic cost of interest bearing liabilities[(5)]*	3.78%	3.42%	3.28%	2.77%	2.34%
GAAP leverage, at period-end[(6)]	6.7x	6.8x	7.1x	6.1x	5.9x
Economic leverage, at period-end[(6)]*	5.6x	5.7x	6.4x	5.8x	6.4x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
17

18 Unaudited (dollars in thousands) For the quarters ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Agency mortgage-backed securities $63,542,230 $66,308,788 $66,591,536 $67,764,264 $65,623,534 Residential credit risk transfer securities 871,421 974,059 982,951 1,064,401 1,085,384 Non-Agency mortgage-backed securities 1,933,910 2,108,274 2,063,861 2,008,106 2,028,656 Commercial mortgage-backed securities 153,128 222,444 222,382 365,690 500,611 Total securities $66,500,689 $69,613,565 $69,860,730 $71,202,461 $69,238,185 Residential mortgage loans $2,717,823 $2,353,084 $1,793,140 $1,154,320 $1,642,822 Total loans, net $2,717,823 $2,353,084 $1,793,140 $1,154,320 $1,642,822 Mortgage servicing rights $2,651,279 $2,122,196 $2,234,813 $2,018,896 $1,790,980 Residential mortgage loans transferred or pledged to securitization vehicles $15,614,750 $13,307,622 $11,450,346 $11,318,419 $10,277,588 Assets transferred or pledged to securitization vehicles $15,614,750 $13,307,622 $11,450,346 $11,318,419 $10,277,588 Total investment portfolio $87,484,541 $87,396,467 $85,339,029 $85,694,096 $82,949,575 Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of March 31, 2024 and December 31, 2023, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of March 31, 2024		As of December 31, 2023	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	(0.2%)	(1.4%)	(0.3%)	(2.2%)
(50)	— %	(0.3%)	(0.1%)	(0.9%)
(25)	— %	0.2%	— %	(0.2%)
25	(0.1%)	(0.7%)	— %	(0.4%)
50	(0.2%)	(1.9%)	(0.1%)	(1.2%)
75	(0.4%)	(3.4%)	(0.3%)	(2.4%)

MBS Spread Sensitivity (1)

	As of March 31, 2024		As of December 31, 2023	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.3%	9.8%	1.3%	10.1%
(15)	0.8%	5.9%	0.8%	6.0%
(5)	0.3%	1.9%	0.3%	2.0%
5	(0.2%)	(1.9%)	(0.3%)	(2.0%)
15	(0.7%)	(5.8%)	(0.7%)	(6.0%)
25	(1.2%)	(9.6%)	(1.2%)	(9.9%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
19

21 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non- EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage- backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s First Quarter 2024 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited (dollars in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
GAAP Net Income (Loss) to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$465,174	($391,232)	($569,084)	$161,187	($839,328)
Adjustments to exclude reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[(1)]	994,120	(1,887,795)	2,710,208	1,316,837	(1,712)
Net (gains) losses on derivatives[(2)]	(1,046,995)	2,681,288	(1,732,753)	(1,050,032)	1,286,458
Loan loss provision (reversal)	-	-	-	-	(219)
Other adjustments:					
Amortization of intangibles	673	673	2,384	758	758
Non-EAD (income) loss allocated to equity method investments[(3)]	216	197	(140)	541	(244)
Transaction expenses and non-recurring items[(4)]	3,737	2,319	1,882	2,650	1,358
Income tax effect on non-EAD income (loss) items	(2,918)	1,484	9,444	12,364	8,278
TBA dollar roll income and CMBX coupon income[(5)]	1,375	1,720	(1,016)	1,734	18,183
MSR amortization[(6)]	(50,621)	(48,358)	(49,073)	(41,297)	(43,423)
EAD attributable to non-controlling interests	(3,786)	(4,014)	(3,811)	(3,344)	(3,470)
Premium amortization adjustment (PAA) cost (benefit)	(3,013)	19,148	(6,062)	(11,923)	491
Earnings Available for Distribution*	357,962	375,430	361,979	389,475	427,130
Dividends on preferred stock	37,061	37,181	36,854	35,766	31,875
Earnings available for distribution attributable to common shareholders*	$320,901	$338,249	$325,125	$353,709	$395,255
GAAP net income (loss) per average common share[(7)]	$0.85	($0.88)	($1.21)	$0.27	($1.79)
Earnings available for distribution per average common share[(7)]*	$0.64	$0.68	$0.66	$0.72	$0.81
Annualized GAAP return (loss) on average equity[(8)]	16.29%	(14.21%)	(20.18%)	5.42%	(28.84%)
Annualized EAD return on average equity (excluding PAA)*	12.63%	13.76%	12.96%	13.22%	14.82%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Premium Amortization Reconciliation					
Premium amortization expense	$26,732	$51,247	$24,272	$33,105	$56,534
Less:					
PAA cost (benefit)	(3,013)	19,148	(6,062)	(11,923)	491
Premium amortization expense (excluding PAA)	$29,745	$32,099	$30,334	$45,028	$56,043
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,094,488	$990,352	$1,001,485	$921,494	$818,250
PAA cost (benefit)	(3,013)	19,148	(6,062)	(11,923)	491
Interest income (excluding PAA)*	$1,091,475	$1,009,500	$995,423	$909,571	$818,741
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,100,939	$1,043,902	$1,046,819	$953,457	$798,787
Add:					
Net interest component of interest rate swaps	(330,149)	(379,377)	(394,677)	(425,293)	(385,706)
Economic interest expense*	$770,790	$664,525	$652,142	$528,164	$413,081
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,091,475	$1,009,500	$995,423	$909,571	$818,741
Less:					
Economic interest expense*	770,790	664,525	652,142	528,164	413,081
Economic net interest income (excluding PAA)*	$320,685	$344,975	$343,281	$381,407	$405,660
Economic Metrics (excluding PAA)					
Average interest earning assets	$89,738,726	$87,020,120	$89,300,922	$86,254,955	$82,644,998
Interest income (excluding PAA)*	1,091,475	1,009,500	995,423	909,571	818,741
Average yield on interest earning assets (excluding PAA)*[(1)]	4.87%	4.64%	4.46%	4.22%	3.96%
Average interest bearing liabilities	$80,682,111	$76,010,247	$77,780,989	$75,424,564	$70,635,632
Economic interest expense*	770,790	664,525	652,142	528,164	413,081
Average economic cost of interest bearing liabilities*[(2)]	3.78%	3.42%	3.28%	2.77%	2.34%
Interest income (excluding PAA)*	$1,091,475	$1,009,500	$995,423	$909,571	$818,741
TBA dollar roll income and CMBX coupon income[(3)]	1,375	1,720	(1,016)	1,734	18,183
Economic interest expense	(770,790)	(664,525)	(652,142)	(528,164)	(413,081)
Subtotal	$322,060	$346,695	$342,265	$383,141	$423,843
Average interest earning assets	$89,738,726	$87,020,120	$89,300,922	$86,254,955	$82,644,998
Average TBA contract and CMBX balances	149,590	829,571	2,960,081	6,303,202	13,949,884
Subtotal	$89,888,316	$87,849,691	$92,261,003	$92,558,157	$96,594,882
Net interest margin (excluding PAA)*	1.43%	1.58%	1.48%	1.66%	1.76%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Economic leverage ratio reconciliation					
Repurchase agreements	$58,975,232	$62,201,543	$64,693,821	$61,637,600	$60,993,018
Other secured financing	600,000	500,000	500,000	500,000	250,000
Debt issued by securitization vehicles	13,690,967	11,600,338	9,983,847	9,789,282	8,805,911
Participations issued	1,161,323	1,103,835	788,442	492,307	673,431
U.S. Treasury securities sold, not yet purchased	2,077,404	2,132,751	-	-	-
Total GAAP debt	$76,504,926	$77,538,467	$75,966,110	$72,419,189	$70,722,360
Less non-recourse debt:					
Debt issued by securitization vehicles	($13,690,967)	($11,600,338)	($9,983,847)	($9,789,282)	($8,805,911)
Participations issued	(1,161,323)	(1,103,835)	(788,442)	(492,307)	(673,431)
Total recourse debt	$61,652,636	$64,834,294	$65,193,821	$62,137,600	$61,243,018
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$1,136,788	($555,221)	$1,965,117	$3,625,443	$12,241,647
Payable for unsettled trades	2,556,798	3,249,389	2,214,319	4,331,315	3,259,034
Receivable for unsettled trades	(941,366)	(2,710,224)	(1,047,566)	(787,442)	(679,096)
Economic debt*	$64,404,856	$64,818,238	$68,325,691	$69,306,916	$76,064,603
Total equity	11,496,113	11,345,091	10,677,057	11,887,345	11,909,033
Economic leverage ratio*	5.6x	5.7x	6.4x	5.8x	6.4x

* Represents a non-GAAP financial measure.

ANNALY

24

26 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities PCE Refers to Personal Consumption Expenditure Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

27 Page 3 1. Comprised of $5.3bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets for Q1 2024 (April 12, 2024 issue). 3. Includes a $575mm whole loan securitization that closed in April 2024 and a $441mm whole loan securitization that priced in April 2024. 4. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $15.6bn, include TBA purchase contracts (market value) of $1.1bn and $1.6bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. Page 4 1. Dividend yield is based on annualized Q1 2024 dividend of $0.65 and a closing price of $19.69 on March 28, 2024. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $15.6bn, include TBA purchase contracts (market value) of $1.1bn and $1.6bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2024 include Non-Agency CMBS within Residential Credit. 4. Comprised of $5.3bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $0.9bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $1.1bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $15.6bn, include $1.6bn of retained securities that are eliminated in consolidation and $153.1mm of Non-Agency CMBS and are shown net of participations issued totaling $1.2bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2024 include Non-Agency CMBS within Residential Credit. Page 6 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. Page 6 (cont’d) 2. Based on seasonally adjusted data from the Zillow U.S. Home Value Index for the period ended March 31, 2024. 3. Based on data from BlackKnight Mortgage Monitor for the period ended March 31, 2024. Page 7 1. Issuer ranking data from Inside Nonconforming Markets for Q1 2024 (April 12, 2024 issue). 2. Information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of March 31, 2024. 3. Includes a $575mm whole loan securitization that closed in April 2024 and a $441mm whole loan securitization that priced in April 2024. 4. Based on data from the BofA Global Research Securitized Products Issuance Report, March 31, 2024. 5. Represents the market value of a deal where Annaly has executed a letter of intent. There can be no assurance whether this deal will close or when it will close. 6. Based on data from the BofA Securities Non-QM Shelf and Deal Report, March 31, 2024. Page 8 1. Represents the month-over-month change in total non-farm payrolls from the U.S. Bureau of Economic Analysis through March 2024. 2. Represents the Personal Consumption Expenditure (PCE) Price Index ex. food and energy from the U.S. Bureau of Economic Analysis through February 2024. March reading is estimated at 0.28% month-over-month based on consumer and producer price index data. 3. Represents the Federal Funds Target rate and estimated forward rate path retrieved via Bloomberg. 4. 2 cuts refers to the estimated number of 25 basis point rate reductions by the December 18, 2024 Federal Open Market Committee meeting. Page 10 1. Represents fixed income fund flows as reported by EPFR, Inc., through March 31, 2024. 2. Based on data from Wall Street Research as of April 18, 2024 3. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 4. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 11 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 12 1. Includes a $575mm whole loan securitization that closed in April 2024 and a $441mm whole loan securitization that priced in April 2024. 2. Based on seasonally adjusted data from the Zillow U.S. Home Value Index for the period ended March 31, 2024. 3. Based on data from the BofA Securities Non-QM Shelf and Deal Report, March 31, 2024. Page 13 1. Exclude assets transferred or pledged to securitization vehicles of $15.6bn, include $1.6bn of retained securities that are eliminated in consolidation and $153.1mm of Non-Agency CMBS and are shown net of participations issued totaling $1.2bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Includes a $575mm whole loan securitization that closed in April 2024 and a $441mm whole loan securitization that priced in April 2024. 4. Reflects cost of funds only for outstanding debt held by third parties. 5. Dedicated capital allocation for Residential Credit as of March 31, 2024 includes Non-Agency CMBS. 6. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 7. Prime includes $14.3mm of Prime IO, OBX Retained contains $207.4mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $75.8mm of Prime Jumbo IO.

28 Page 14 1. Based on data from Wall Street Research as of April 18, 2024 2. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio. 3. Information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of March 31, 2024. 4. Includes unsettled commitments of $126mm in Q2 2023 and $518mm in Q4 2023. Page 15 1. Information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of March 31, 2024. $17 billion in UPB purchases refers to previously announced transactions that settled in the first quarter of 2024. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of March 31, 2024 include Non-agency CMBS within Residential Credit. 3. Includes unsettled commitments of $518mm in Q4 2023. Page 17 1. Net of dividends on preferred stock. 2. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 4.07%, (3.55%), (5.04%), 1.35% and (7.21%) for the quarters ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non- recourse to the Company an are excluded from economic leverage. Page 19 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 22 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $330.1mm, $379.4mm, $394.7mm, $425.3mm and $385.7mm for the quarters ended March 31, 2023, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.0mm, $0.5mm and $1.1mm for the quarters ended March 31, 2024 December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes gains and (losses) which are not indicative of full year performance, unannualized GAAP return (loss) on average equity is 4.07%, (3.55%), (5.04%), 1.35% and (7.21%) for the quarters ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively. Page 23 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $0.0mm, $0.0mm, $0.0mm, $0.5mm and $1.1mm for the quarters ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.